Exhibit 16.1

330 Madison Ave
New York, New York 10017-5001
Telephone: 212 885-8000
Fax: 212 697-1299

March 11, 2008

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01of Form 8-K for the event that occurred on March 7, 2008, to be filed by our former client, Hudson Highland Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP